Exhibit 99.1

SeaWorld Announces First-Of-Its-Kind Killer Whale Environment

And More Than $10 Million In New Funding For Research And Conservation Projects

SAN DIEGO, Aug. 15, 2014 – SeaWorld Entertainment, Inc. announced today that it plans to build new, first-of-its-kind killer whale environments and that it will fund new programs to protect ocean health and killer whales in the wild. The new projects will build on SeaWorld’s legacy of providing state-of-the-art, innovative, homes for its animals, and will offer park guests unique and inspiring killer whale encounters for generations to come. As part of its vision for the future, the company also pledged $10 million in matching funds for killer whale research and is embarking on a multi-million dollar partnership focused on ocean health, the leading concern for all killer whales and marine mammals.

“For 50 years, SeaWorld has transformed how the world views marine life. The unprecedented access to marine mammals that our parks provide has increased our knowledge of the ocean and inspired generations,” said Jim Atchison, Chief Executive Officer and President of SeaWorld Entertainment, Inc. “Our new killer whale homes and research initiatives have just as bold a vision: to advance global understanding of these animals, to educate, and to inspire conservation efforts to protect killer whales in the wild.”

Transformational New Environments

The first of the new environments will be built at SeaWorld San Diego where the killer whale environment is planned to have a total water volume of 10 million gallons, nearly double that of the existing facility. With a planned maximum depth of 50 feet, surface area of nearly 1.5 acres and spanning more than 350 feet in length, the new environment will also have views exceeding 40 feet in height, providing guests with the world’s largest underwater viewing experience of killer whales.

Named the Blue World Project because of its size and scope, the new environment will allow for increased engagement with SeaWorld experts through new enriching experiences and other interactive programs. The environment will enhance the educational experience for guests, foster deeper knowledge of killer whales and their ocean environment and inspire them to celebrate and conserve the natural world.

“Through up-close and personal encounters, the new environment will transform how visitors experience killer whales,” said Atchison. “Our guests will be able to walk alongside the whales as if they were at the shore, watch them interact at the depths found in the ocean, or a birds-eye view from above.”

Expanding on SeaWorld’s legacy of leading-edge animal environment design, the enlarged environment will provide killer whales with even more dynamic opportunities. It will support the whales’ broad range of behaviors and provide choices that can challenge the whales both physically and mentally. Among other things, it is planned to include a “fast water current” that allows whales to swim against moving water, thus functionally increasing speed and diversity. Innovative features focused on husbandry and animal care will offer SeaWorld’s animal health professionals and independent scientists unique access to the whales that can lead to a better understanding and care of the animals both in the parks and in the wild.

The San Diego environment is expected to open to the public in 2018 with new killer whale homes to follow at SeaWorld Orlando and SeaWorld San Antonio.

Killer Whale Research

As part of the Blue World Project, SeaWorld has committed $10 million in matching funds focused on threats to killer whales in the wild, especially those identified by the National Oceanic and Atmospheric Administration related to the endangered Southern Resident Killer Whale. That includes new projects already funded this year: one that will help to understand the hearing ranges of killer whales and the other that will provide insight into nutritional status and reproduction of the Southern Resident Killer Whale. The matching funds will be in addition to killer whale research conducted by SeaWorld’s scientists, which includes nearly 50 studies to date.

Recognizing that ocean health is a leading concern for killer whales and all marine mammals in the wild, the company also announced it will be embarking on a major multi-million dollar partnership focused on protecting the ocean. More details of the partnership will be announced in the coming weeks.

Advisory Panel

SeaWorld will also engage an Independent Advisory Panel to bring new perspectives and ideas to the project. The panel will focus on the creation of an environment that maximizes the health and wellbeing of the animals. Given the particular expertise of current panelists and those expected to join, the panel will further advise on integrated research projects that can be conducted within the new environment and foster partnerships within the science and academic communities working in the wild.

Current Advisory Panel members include:

•	Dr. Paul Boyle, Senior Vice President for Conservation and Education, Association of Zoos & Aquariums

•	Dr. Dorian Houser, Director of Conservation and Biological Research, National Marine Mammal Foundation

•	Dr. Linda Lowenstein, Professor Emeritus Pathology, Microbiology and Immunology, University of California Davis School of Veterinary Medicine

•	Dr. Shawn Noren, Associate Research Scientist, Institute of Marine Science, University of California Santa Cruz

•	Mr. Tom Otten, Chief Executive Officer, Reef Experience

•	Dr. James F. Peddie, DVM, Distinguished Faculty Chair, Exotic Animal Training and Management Program, Moorpark College

•	Dr. Paul Ponganis, Research Physiologist, Scripps Institution of Oceanography

•	Dr. Kwane Stewart, Chief Veterinary Officer and National Director, Film and Television Unit, American Humane Association

•	Dr. Pam Yochem, Senior Research Scientist and Executive Vice President, Research, Hubbs SeaWorld Research Institute

“I have high expectations for SeaWorld in light of today’s announcement that major investments will improve the experience and outcomes for whales both in their parks and in the wild,” said California Assembly Speaker Toni G. Atkins. “SeaWorld’s decision to engage with an independent scientific advisory panel is a reassuring sign for the ongoing health and welfare of these amazing creatures. Given the San Diego region’s leadership in the life sciences, I expect orcas and other whale species to directly benefit from the research and advances that come from the academic and scientific partnerships SeaWorld is building to address whale habitat and ocean health.”

“Like so many others in science and industry, we are constantly learning more about how we can evolve our knowledge and continue to learn more about these amazing animals and stewardship of those in the wild,” Atchison said. “We look forward to working with these experts to build on these learnings and achieve our vision of increased knowledge of killer whales and global efforts to protect those in the wild.”

For more information on the Blue World Project, please visit www.seaworld.com/blueworld

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company delivering personal, interactive and educational experiences that blend imagination with nature and enable its customers to celebrate, connect with and care for the natural world we share. The Company owns or licenses a portfolio of globally recognized brands including SeaWorld, Shamu and Busch Gardens. Over its more than 50-year history, the Company has built a diversified portfolio of 11 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind collection of approximately 86,000 marine and terrestrial animals. The Company’s theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests. In addition to its theme parks, the Company has recently begun to leverage its brands into media, entertainment and consumer products.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The Company generally uses the words “may”, “will”, “could”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, and similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management’s control adversely affecting discretionary spending and attendance at the Company’s theme parks; inability to protect intellectual property or the infringement on intellectual property rights of others; incidents or adverse publicity concerning the Company’s theme parks; outbreak of infectious disease affecting the Company’s animals; change in federal and state regulations governing the treatment of animals; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”).

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com).

CONTACT: Fred Jacobs, 1-407-226-5210, Fred.Jacobs@SeaWorld.com